Exhibit (a)(i)

                     Form of Amendment to Deposit Agreement.

================================================================================

                                      SUEZ

                                       AND

                                 CITIBANK, N.A.,

                                 As Depositary,

                                       AND

                      ALL HOLDERS AND BENEFICIAL OWNERS OF
                     AMERICAN DEPOSITARY SHARES EVIDENCED BY
                          AMERICAN DEPOSITARY RECEIPTS
                       OUTSTANDING UNDER THE TERMS OF THE
         DEPOSIT AGREEMENT, DATED AS OF SEPTEMBER 4, 2001, AS AMENDED BY
                 LETTER AGREEMENT DATED AS OF NOVEMBER 15, 2006

                         -----------------------------

                                    Amendment
                                       to
                                Deposit Agreement

                         -----------------------------

                           Dated as of__________, 2007

================================================================================

                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE I
DEFINITIONS....................................................................3
         SECTION 1.01      Definitions.........................................3
         SECTION 1.02      Effective Date......................................3
ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT................................................3
         SECTION 2.01      Deposit Agreement...................................4
         SECTION 2.02      Change to Custodian.................................4
         SECTION 2.03      Amendments Binding on all Holders and
                           Beneficial Owners...................................4
         SECTION 2.04      Deregistration of Securities........................4
         SECTION 2.05      Change of Agent.....................................5
         SECTION 2.06      Change of Taxation Section..........................6

ARTICLE III
AMENDMENTS TO THE FORM OF ADR..................................................6
         SECTION 3.01      ADR Amendment.......................................6
         SECTION 3.02      Deregistration of Securities........................7

ARTICLE IV
REPRESENTATIONS AND WARRANTIES.................................................8
         SECTION 4.01      Representations and Warranties......................8

ARTICLE V
MISCELLANEOUS..................................................................9
         SECTION 5.01      New ADRs............................................9
         SECTION 5.02      Notice of Amendment to Holders of ADSs..............9
         SECTION 5.03      Indemnification....................................10
         SECTION 5.04      Ratification.......................................10
         SECTION 5.05      Governing Law......................................10
         SECTION 5.06      Counterparts.......................................10

                         AMENDMENT TO DEPOSIT AGREEMENT

            AMENDMENT TO DEPOSIT AGREEMENT, dated as of _____________, 2007 (the "Amendment"), by and among Suez, a company organized and existing under the laws of the Republic of France (the "Company"), Citibank, N.A., a national banking association organized under the laws of the United States of America in its capacity as ADR Depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by American Depositary Receipts outstanding under the Deposit Agreement, dated as of September 4, 2001, as amended by Letter Agreement dated as of November 15, 2006.

                                WITNESSETH THAT:

            WHEREAS, the Company and the Depositary entered into that certain Deposit Agreement, dated as of September 4, 2001, as amended by the Letter Agreement dated as of November 15, 2006 (as so amended the "Deposit Agreement"), for the creation of American Depositary Shares representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of American Depositary Receipts ("ADRs") in respect of the American Depositary Shares; and

            WHEREAS, the Company has filed a Form 15F with the U.S. Securities and Exchange Commission (the "Commission") in order to seek to terminate the registration of its securities under the United States Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and its obligation to file with the Commission, or submit to the Commission, reports under Sections 13(a) and 15(d) of the Exchange Act; and

            WHEREAS, the Company desires to (x) amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Deposit Agreement to reflect such change, and (y) give notice thereof to all Holders (as defined in the Deposit Agreement) of ADSs; and

            WHEREAS, pursuant to Section 6.1 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Deposit Agreement as Exhibit A for the purposes set forth herein.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed as Exhibit A to the Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Deposit Agreement.

            SECTION 1.02 Effective Date. The term "Effective Date" shall mean the date set forth above and as of which this Amendment shall become effective.

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

            SECTION 2.01 Deposit Agreement. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date, refer to the Deposit Agreement, dated as of September 4, 2001, as amended by the Letter Agreement, dated as of November 15, 2006, as amended by this Amendment and as further amended and supplemented after the Effective Date.

            SECTION 2.02 Change to Custodian. To reflect the change of the Custodian under the Deposit Agreement, the Deposit Agreement is hereby amended as of the Effective Date by amending Section 1.9 in its entirety to read as follows:

      "Custodian shall mean, as of the date hereof, CACEIS Banque, having its principal office at 1-3 Place Valhubert 75013 Paris , as Custodian and agent of the Depositary for the purposes of the Deposit Agreement, and any other entity that may be appointed by the Depositary, with the consent of the Company, pursuant to the terms of Section 5.2 as successor, substitute or additional custodian hereunder. The term "Custodian" shall mean any Custodian individually or all Custodians collectively, as the context requires."

            SECTION 2.03 Amendments Binding on all Holders and Beneficial Owners. From and after the Effective Date, the amendments to the Deposit Agreement effected hereby shall be binding on all Holders and Beneficial Owners of ADSs issued and outstanding as of the Effective Date and on all Holders and Beneficial Owners of ADSs issued after the Effective Date.

            SECTION 2.04 Deregistration of Securities. To reflect the application by the Company to terminate the registration of its securities under the Exchange Act, the Deposit Agreement is hereby amended as of the Effective Date by adding Section 4.8 to read in its entirety as follows:

                        "Section 4.8 Available Information. The Company has been
            subject to the periodic reporting requirements of the Exchange Act, and has filed with and submitted to the Commission certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F ("Form 15F") with the Commission, which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b), the Company intends to publish the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market, and to translate the information so published into English in accordance with the instructions to Rule 12g3-2(e). The Company has specified in Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission. If the Form 15F is not declared effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with and submit to the Commission certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission."

            SECTION 2.05. Change of Agent. To reflect the change of the Company's authorized agent for service of process, the Deposit Agreement is hereby amended as of the Effective Date by amending the second paragraph of
Section 7.6 to read in its entirety as follows:

            "The Company and the Depositary agree that the federal or state courts in the City of New York shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers the general counsel of Suez Energy North America, Inc. (the "agent") then acting, now at 1990 Post Oak Boulevard - Suite 1900, Houston, Texas 77056-4499, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent on the terms and for the purposes of this
            Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon."

            SECTION 2.06. Change of Taxation Section. To reflect the change in the French tax legislation related to the avoir fiscal or precompte amounts, the Deposit Agreement is hereby amended as of the Effective Date by amending the last paragraph of Section 4.7 to read in its entirety as follows:

            "In furtherance of its undertakings set forth in paragraph (7) of the ADR Form, upon request of any U.S. resident Beneficial Owner who certifies to the Depositary that it has not already applied for or received a tax refund from the French Treasury or that such U.S. resident Beneficial Owner's application for such a refund has been rejected, the Depositary will, as promptly as practicable, provide a copy of French Treasury Form RF 1A EU--No. 5052 ("Application for Refund"), or such other form as may be promulgated (or otherwise accepted) from time to time by the French tax authorities for such purpose, together with instructions to such Beneficial Owners and will, as promptly as practicable, arrange for the filing with the French tax authorities of all such forms completed by U.S. resident Beneficial Owners and returned in sufficient time so they may be filed with the French tax authorities by December 31 of the year following the calendar year in which the related dividend or other distributions are paid (or by any other date applicable under French law). Upon receipt of any resulting remittance, the Depositary shall distribute to the Holders entitled thereto, as soon as practicable, the proceeds thereof in Dollars in accordance with Section 4.1. In addition, the Depositary will use reasonable efforts to follow any procedures that may be established by the French Treasury for eligible U.S. resident Beneficial Owners to be subject to a reduced withholding tax rate, if available, at the time dividends or other distributions are paid. In connection therewith, the Depositary shall take reasonable steps to provide eligible U.S. resident Holders and U.S. resident Beneficial Owners with such forms as may be prescribed by the French Treasury and to take such other reasonable steps as may be required to file such forms with the appropriate French tax authorities."

                                   ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR

            SECTION 3.01 ADR Amendment. The first sentence of paragraph (1) of the form of ADR attached as Exhibit A to the Deposit Agreement and in each of the ADRs issued and outstanding under the terms of the Deposit Agreement is hereby amended as of the Effective Date by deleting such sentence in its entirety and inserting the following in its stead:

            "This American Depositary Receipt is one of an issue (the "ADR"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of September 4, 2001, as amended by the Letter Agreement, dated as of November 15, 2006, as further amended by Amendment to Deposit Agreement, dated as of ________, 2007 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by ADRs issued thereunder, each of whom by accepting an ADR becomes bound by all the terms and provisions thereof."

            SECTION 3.02 Deregistration of Securities. To reflect the application by the Company to terminate the registration of its securities under the Exchange Act, the form of Receipt attached as Exhibit A to the Deposit Agreement and each of the Receipts issued and outstanding under the terms of the Deposit Agreement are hereby amended as of the Effective Date by deleting the first sentence of paragraph (13) in its entirety and inserting the following in its stead:

                  "Section (13) Available Information. The Company has been
            subject to the periodic reporting requirements of the Exchange Act, and has filed with and submitted to the Commission certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F ("Form 15F") with the Commission, which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b), the Company intends to publish the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market, and to translate the information so published into English in accordance with the instructions to Rule 12g3-2(e). The Company has specified in Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission. If the Form 15F is not declared effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with, and submit to, the Commission certain reports that can be retrieved from the SEC's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission."

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01 Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

            (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

            (b) In order to ensure the legality, validity, enforceability or admissibility into evidence in the Republic of France of this Amendment or the Deposit Agreement as amended hereby, and other document furnished by the Company to the Depositary hereunder, neither of such agreements need to be filed or recorded with any court or other authority in the Republic of France, nor does any stamp or similar tax need be paid in the Republic of France on or in respect of such agreements; and

            (c) The information provided to the Depositary by the Company regarding its filing Form 15F and its reporting status, in each case in connection with this Amendment, is true, accurate and correct in all material respects.

                                    ARTICLE V

                                  MISCELLANEOUS

            SECTION 5.01 New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

            SECTION 5.02 Notice of Amendment to Holders of ADSs. The Depositary is hereby directed to send notices informing the Holders of ADSs (i) of the terms of this Amendment, (ii) of the Effective Date of this Amendment, and (iii) that the Holder of ADRs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this Amendment, as provided in Section 5.01 hereof, and; and (v) that copies of this Amendment may be retrieved from the Commission's website at www.sec.gov and may be obtained from the Depositary and the Company upon request. The notice to Holders of ADSs shall be substantially in the form of Exhibit C attached hereto.

            SECTION 5.03 Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

            SECTION 5.04 Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

            SECTION 5.05 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed in the State of New York.

            SECTION 5.06 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                            SUEZ

                                            By:________________________________
                                               Name:
                                               Title:


                                            CITIBANK, N.A., as Depositary

                                            By:_________________________________
                                               Name:
                                               Title:

                                    EXHIBIT A

                                [FORM OF RECEIPT]

Number  _____________                           CUSIP NUMBER:  864686 1 00

                                                American Depositary Shares (each
                                                American Depositary Share
                                                representing one (1) Ordinary
                                                Share of the Company, nominal
                                                value (euro)2 per share)

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                            DEPOSITED ORDINARY SHARES

                                       of

                                      SUEZ

             (Incorporated under the laws of The Republic of France)


      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter "ADS"), representing deposited Ordinary Shares, nominal value (euro)2 per share, including evidence of rights to receive such Ordinary Shares (the "Shares"), of Suez, a societe anonyme organized under the laws of The Republic of France (the "Company"). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents One (1) Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is CACEIS Banque (the "Custodian"). The ADS(s)-to-Share(s) ratio is subject to amendment as provided in the Deposit Agreement. The Depositary's Corporate Agency Office is at a different address than its Principal Executive Offices. Its Principal Executive Office is at 399 Park Avenue, New York, New York 10022.

            (1) The Deposit Agreement. This American Depositary Receipt (the "ADR") is one of an issue, of American Depositary Receipts, all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of September 4, 2001, as amended by the Letter Agreement, dated as of November 15, 2006, as further amended by the Amendment to Deposit Agreement, dated as of __________, 2007 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement" by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by ADRs issued thereunder, each of whom by accepting an ADR becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.


      The statements made on the face and reverse of this ADR are incorporated by reference and made part of the Deposit Agreement. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

      ADSs will represent Shares in bearer form unless the Holder of an ADR (other than DTC) notifies the Depositary in writing that it requests that the Shares evidenced by such Holder's ADRs be held in registered form. The Company or its agent for registration and transfer of Shares in the case of Shares in registered form, or the Custodian in the case of Shares in bearer form, will, upon request by the Depositary, issue or cause to be issued written confirmations as to holdings of Shares, it being agreed and understood that such confirmations do not constitute documents of title.

            (2) Withdrawal of Deposited Securities. The Holder of this ADR (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADSs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this ADR) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, this ADR has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary (as are set forth in paragraph (10) hereof) and all applicable taxes and governmental charges have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement, of the Company's Statuts, of any applicable laws and the rules of Euroclear France, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADR(s) evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this ADR, of the Statuts of the Company, of any applicable laws and the rules of the Euroclear France, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

      Notwithstanding anything else contained in this ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

            (3) Transfer, Combination and Split-Up of ADRs. The Registrar shall register the transfer of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by this ADR when canceled, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this ADR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this ADR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary (as are set forth in paragraph (10) hereof) and all applicable taxes and governmental charges have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

      The Registrar shall register the split-up or combination of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this ADR (when canceled), (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in paragraph (10) hereof) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

            (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, the registration of issuance, transfer, split-up, combination or surrender, of any ADR, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this ADR, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in the Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary or the Company may establish consistent with the provisions of this ADR and the Deposit Agreement and applicable law.

      The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADRs in particular instances may be refused, or the registration of transfer of ADRs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Shares or ADSs are listed, or under any provision of the Deposit Agreement or this ADR, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to paragraph (23) hereof.

      Notwithstanding any provision of the Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of

Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

            (5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company, the Custodian and/or the Depositary pursuant to applicable French law, the rules and requirements of any stock exchange on which Shares or ADSs are, or may be, registered, traded or listed, or the Statuts of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

            (6) Ownership Restrictions; Disclosure of Interests. Notwithstanding any provision of this ADR or the Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Statuts of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Statuts of the Company.

      Notwithstanding any other provision of the Deposit Agreement, each Holder and Beneficial Owner agrees, and the Depositary agrees, to comply with the Company's Statuts, as they may be amended from time to time, and the laws of The Republic of France with respect to the disclosure requirements regarding ownership of Shares, all as if the ADS(s) were the Shares represented thereby.

      In order to facilitate compliance with the notification requirements, an Owner or Beneficial Owner may deliver any notification to the Depositary and the Company with respect to Shares represented by American Depositary Shares, and the Company shall, as soon as practicable, forward such notification if applicable, to the Conseil des Marches Financiers or any other authorities in The Republic of France.

      In the event that a Holder or Beneficial Owner fails to comply with the requirements set forth in the preceding paragraph, such Holder or Beneficial Owner shall not be permitted, in accordance with, and subject to limitations provided under French law, to exercise voting rights with respect to any Shares or securities representing Shares exceeding the above-referenced thresholds as to which any required disclosure (as set forth in the preceding paragraph) has not been made until the end of a two-year (2) period following the date on which such Holder or Beneficial Owner has complied with such disclosure requirement. In addition, a French court may, under certain circumstances, eliminate all or part of the voting rights of such Holder or Beneficial Owner for a period not to exceed five (5) years, and such Holder or Beneficial Owner may be subject to criminal penalties.

            (7) Liability of Holder for Taxes and Other Charges. Any tax or other governmental charge payable with respect to any ADR or any Deposited Securities or ADSs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or Depositary may (and, upon instructions from the Company, the Custodian and/or Depositary shall) withhold or deduct from any distributions made in respect of Deposited Securities and sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the applicable Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

      The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to paragraph (23) hereof) the withdrawal of Deposited Securities until payment in full of the related tax, charge, penalty or interest is received. The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

      The Depositary shall take commercially reasonable steps to provide eligible U.S. resident Holders and Beneficial Owners with such forms as may be prescribed by the French Treasury and to take such other commercially reasonable steps as may be required to file such forms with the appropriate French tax authorities in order to benefit from a reduced withholding tax rate, if available, at the time dividends or other distributions are paid. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. As a condition to receiving such benefits, Holders and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Company, the Depositary or the Custodian may deem necessary or proper to fulfill the Company's, the Depositary's or the Custodian's obligations under applicable law. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.


      The Depositary agrees to use commercially reasonable efforts to follow the procedures established by the French Treasury to enable U.S. resident Beneficial Owners eligible to recover any excess French withholding taxes initially withheld or deducted with respect to dividends and other distributions of the Company to such Beneficial Owners. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit (including, without limitation, any tax refund or reduced rate of withholding) obtained for such Holder and/or Beneficial Owner.


            (8) Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon deposit will not be, Restricted Securities (except as contemplated in Section 2.10 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

            (9) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit, and any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration of Shares on the books of the Shares Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and this ADR. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (23) hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made or such information and documentation are provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction.

            (10) Charges of Depositary. The Depositary shall charge the following fees for the services performed under the terms of the Deposit
Agreement:

            (i) to any person to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraphs (iii) and (v) below);

            (ii) to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) so surrendered;


            (iii) to any Holder of ADRs, a fee not in excess of U.S.$2.00 per 100 ADSs (or portion thereof) held for the distribution of (a) cash dividends or (b) ADSs pursuant to stock dividends (or other free distributions of stock), in each case as to be agreed upon by the Company and the Depositary at the time of the distribution. Notice of the actual fees payable upon the distribution of (a) cash dividends or (b) ADSs pursuant to stock dividends (or other free distributions of stock) will be given to the Holders upon the terms of paragraph (21) hereof;


            (iv) to any Holder of ADRs, a fee not in excess of U.S. $ 2.00 per 100 ADSs (or portion thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements); and

            (v) to any Holder of ADRs, a fee not in the excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) issued upon the exercise of rights to purchase additional ADSs.

      In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.

      Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (21) of this ADR. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

            (11) Title to ADRs. It is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that the ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

            (12) Validity of ADR. The Holder(s) of this ADR (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the

Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.


            (13) Available Information; Reports; Inspection of Transfer Books. The Company has been subject to the periodic reporting requirements of the Exchange Act, and has filed with and submitted to the Commission certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F ("Form 15F") with the Commission, which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b), the Company intends to publish the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market, and to translate the information so published into English in accordance with the instructions to Rule 12g3-2(e). The Company has specified in Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission. If the Form 15F is not declared effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with and submit to the Commission certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the SEC." The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.


      The Depositary shall also provide to holders copies of such reports and communications provided to it by the Company under the terms of the Deposit Agreement for distribution to Holders.

      The Registrar shall keep books for the registration of issuances and transfers of ADRs which during regular business hours shall be open for inspection by the Company and by the Holders of such ADRs, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such ADRs in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the ADRs.

      The Registrar may close the transfer books with respect to the ADRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph
(23) hereof.

Dated:

CITIBANK, N.A.,                                CITIBANK, N.A.,
Transfer Agent and Registrar                   as Depositary


By: _____________________________              By: _____________________________
    Authorized Signatory                           Authorized Signatory

      The address of the Principal Office of the Depositary is 111 Wall Street, New York, New York 10043, U.S.A.

            (14) Corporate Actions. (a) Cash Distributions. Upon receipt of confirmation from the Custodian of the receipt of any cash dividend or other cash distribution in respect any Deposited Securities, or upon receipt of proceeds from the sale of any Deposited Securities or of any entitlements held in respect of Deposited Securities under the terms of the Deposit Agreement, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can, in the judgment of the Depositary (upon the terms of the Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (upon the terms of the Deposit Agreement), (ii) if applicable, establish the ADS Record Date upon the terms described in the Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.

      (b) Share Distributions. Upon receipt of confirmation from the Custodian of a deposit of Shares by the Company in respect of a dividend in or free distribution of Shares, the Depositary shall, subject to and in accordance with the terms of the Deposit Agreement, establish the ADS Record Date and, after making the determination contemplated in Section 4.1 of the Deposit Agreement either (i) the Depositary shall distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and
(b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Deposit Agreement.

      In the event that the Depositary has not received satisfactory assurances from Company's U.S. counsel that any such distribution does not require registration under the Securities Act or is exempt from registration under the Securities Act, the Depositary may withhold any distribution under this paragraph 14, and the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and the expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

      (c) Elective Distributions. If the Depositary shall have received from the Company timely notification of a proposed elective distribution with respect to the Deposited Securities and the Depositary shall have determined, upon the terms and conditions of the Deposit Agreement, that making such elective distribution available to Holders of ADSs is lawful and reasonably practicable, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish (i) the ADS Record Date (upon the terms established in the Deposit Agreement) and (ii) procedures to enable the Holders to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the distribution shall be made as in the case of a distribution in cash under the terms of the Deposit Agreement. If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be made as in the case of a distribution in Shares upon the terms of Deposit Agreement. If such elective distribution is not lawful or reasonably practicable or if the Depositary did not receive satisfactory documentation set forth in the Deposit Agreement, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in The Republic of France in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares, in each case, upon the terms described in the Deposit Agreement. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares. The Depositary shall not be responsible for any failure to determine that it may be lawful or practicable to make such distribution available to Holders of ADSs in general or any Holders of ADSs in particular.

      (d) Rights to Purchase Shares. If the Depositary shall have received from the Company timely notification of a proposed distribution to holders of Deposited Securities of rights to acquire additional Deposited Securities and the Depositary shall have determined, upon the terms and conditions of the Deposit Agreement, that the distribution of such rights to Holders of ADSs is lawful and reasonably practicable, the Depositary shall establish (i) the ADS Record Date (upon the terms described in the Deposit Agreement) and (ii) procedures (x) to distribute to Holders, as of the ADS Record Date, rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise the rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation contemplated by the Deposit Agreement or determines it is not lawful or reasonably practicable to make the rights available to Holders, or
(iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the ADR Holders on behalf of the Company in connection with the rights distribution.

      Notwithstanding anything herein or in the Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. If the rights are not issued in France in a negotiable form, a liquid market for rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

      There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights. Nothing herein or in the Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

      (e) Distributions other than Cash, Shares or Rights to Purchase Shares. If the Depositary shall have received from the Company timely notice of a distribution or the making available of property other than cash, Shares or rights to purchase additional Shares and the Company and the Depositary shall have determined, in accordance with the terms of the Deposit Agreement, that the distribution of such property to Holders of ADSs is lawful and reasonably practicable, the Depositary shall establish, to the extent applicable, and upon the terms of the Deposit Agreement, the ADS Record Date and distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

      If (a) the Company shall not have timely requested the distribution of such property to Holders of ADSs or shall have requested that such property not be distributed to Holders of ADSs, (b) the Depositary fails to receive the documentation contemplated by the Deposit Agreement or determines that it is not lawful or reasonably practicable to distribute such property to Holders of ADSs, the Depositary shall, after consultation with the Company, sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary, after consultation with the Company, may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

            (15) Redemption. If the Depositary shall have received from the Company timely notice of a proposed redemption of Deposited Securities and the Depositary shall have determined, in accordance with the terms of the Deposit Agreement, that the redemption of the corresponding ADSs is lawful and reasonably practicable, the Depositary shall (to the extent practicable) provide to each Holder a notice setting forth the Company's intention to exercise the redemption rights and any other particulars set forth in the Company's notice to the Depositary. Upon receipt of confirmation that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, distribute the proceeds (net of applicable
(a) fees and charges of, and expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs upon delivery of such ADSs by Holders thereof upon the terms of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes).

            (16) Voting of Deposited Securities. Upon receipt from the Company of notice of any meeting of holders of Deposited Securities at least thirty (30) days prior to the date of the meeting, if so requested in writing by the Company in a timely manner and provided that the Depositary, upon consultation with the Company, has determined that the solicitation of votes, consents or proxies from Holders of ADSs is lawful and reasonably practicable, the Depositary shall, as soon as practicable thereafter, establish the ADS Record Date and distribute to the Holders as of the ADS Record Date (a) a summary in English or an English version of the notice of such meeting received from the Company, (b) a statement in a form provided or agreed to by the Company that the Holders as of the close of business on the ADS Record Date will be entitled, subject to the terms of the Depositary Agreement and any applicable provisions of French law, the Company's Statuts and the Deposited Securities (which provisions, if any, shall be summarized in pertinent part in such statement), to instruct the Depositary to exercise the voting rights pertaining to the Deposited Securities (subject to the restrictions detailed below) on or before the response date established by the Depositary for such purposes and specified in the notice to Holders (the "Response Date"), and (c) any other documents in English provided by the Company for the purpose of enabling such Holders to exercise the voting rights of the Deposited Securities. There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

      In accordance with French law and the Company's Statuts, a precondition for exercising any voting right is that, in the case of a holder of Shares in registered form, such holder be registered in the share register of the Company at least one (1) calendar day prior to the date of the shareholders' meeting and, in the case of a holder of Shares in bearer form, such holder shall request its accredited financial intermediary in France to issue, at least on (1) calendar day prior to the date of the meeting, a certificat d'immobilisation de titres au porteur evidencing the immobilization of its Shares until the time fixed for the meeting. In accordance with French law and the Company's Statuts, the Board of Directors of the Company may either reduce or cancel such registration or immobilization period. In such event, the Company shall notify the Depositary of such change and of the new applicable period, if any, and all references in the Deposit Agreement and this ADR to the previously applicable registration or immobilization periods shall be deemed to refer to the new periods, insofar as practicable. The Depositary may require that the transfer of ADSs be restricted for a period in excess of the French registration or immobilization periods in order to enable the Depositary to comply with French law and the Company's Statuts. According to French law, the Custodian may act as "intermediaire inscrit" after registering as such with the Company. As "intermediaire inscrit", the Custodian may hold collective or individual accounts in the name of shareholders and may vote at shareholders' meetings on behalf of shareholders according to the instructions received from their clients. In order for those votes to be valid, the Custodian has (a) to be inscribed as "intermediaire inscrit" on the books of the Company, and (b) if so requested by the Company, to have provided a list of the names of a beneficial owners ("proprietaires") of the Shares for whom the votes are to be cast. If the information requested in (b) above is not provided, or not provided correctly, the right to vote pertaining to and payment of the dividend on those Shares will be automatically suspended until full and correct information is provided. The Depositary shall instruct the Custodian to exercise the right to vote that attaches to the Deposited Securities only in accordance with the instructions of the Holders. According to French law, voting rights may not be exercised in respect of fractional shares.

      As a precondition for exercising any voting rights, any persons holding ADS(s) who are not the Holders of the ADR(s) registered in name on the books of the Depositary evidencing such ADS(s) (e.g., persons holding their ADS(s) through DTC) must (a) arrange for the immobilization of their ADSs in DTC ("Blocking") for the period fixed by the Depositary after consultation with the Company (the "Blocking Period"), and (b) provide identity information required by French law to the Depositary (i.e., full name, address, social security number etc.), in each case, in the manner designated by the Depositary. Holders of ADR(s) registered in name on the books of the Depositary (other than DTC) will, as a precondition for exercising voting rights, be required to irrevocably instruct the Depositary not to transfer the ADR(s) (and not to cancel such ADR(s) upon receipt of cancellation and withdrawal instructions) evidencing the ADSs in respect of which voting instructions have been given ("Stop Transfer

Instructions"). The Depositary shall, upon receipt of such Stop Transfer Instructions, refuse to transfer the ADR(s) (and cancel ADR(s) upon receipt of cancellation and withdrawal instructions) indicated in such Stop Transfer Instructions, during the Blocking Period. Only Holders of ADR(s) who have requested that the Shares evidenced by such ADR(s) be converted to registered Shares and who have held such ADR(s) for at least two (2) consecutive years will be entitled to double voting rights. Holders of ADSs representing Shares in bearer form will not be entitled to double voting rights.

      Upon timely receipt by the Depositary of a (i) properly completed voting instructions in the manner specified by the Depositary including, if so requested, all requisite identity information, and (ii) either confirmation of Blocking or valid Stop Transfer Instructions, in each case, on or before the Response Date, the Depositary shall endeavor, insofar as practicable and permitted under any applicable provisions of French law, the Company's Statuts and the Deposited Securities, to cause the Custodian to vote the Deposited Securities in accordance with the voting instructions of ADS holders. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Deposited Securities other than in accordance with such instructions. The Depositary shall not honor any voting instructions except with respect to, and only to the extent of, the number of ADS either (a) timely received timely for Blocking or (b) for which it has received Stop Transfer Instructions.

      Under French company law, shareholders and the Board of Directors may modify the resolutions proposed in the notice of meeting. In such case, Holders who have given prior instructions to vote on such resolutions shall be deemed to have voted against the revised resolutions; provided, however, that in the event such revised resolutions are approved by the Board of Directors of the Company, Holders of ADSs who have validly and timely provided voting instructions to the Depositary shall be deemed to have instructed the Depositary to vote in favor of such revised resolutions approved by the Board of Directors.

      The Depositary will not charge any fees in connection with the foregoing transactions to enable any Holder to exercise its voting rights under this paragraph (16).

      Subject to paragraph (16), the Depositary and the Company and their respective directors, employees, agents and controlling persons (as defined in the Securities Act of 1933) assume no obligation nor shall they be subject to any liability under the Deposit Agreement or this ADR to any Holder or any other person with respect to any action by any Holder in respect of the voting of any Deposited Securities.

      Holders of American Depositary Shares who wish to attend any meeting of the Company's shareholders in person will need to make separate arrangements therefor with the Depositary and the Company.

      Notwithstanding anything in the Deposit Agreement to the contrary, the Depositary and the Company may modify or amend the above voting procedures or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with French or United States law or the Statuts of the Company. Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.

            (17) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the ADRs shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional ADRs as in the case of a stock dividend on the Shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of ADR specifically describing such new Deposited Securities or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

            (18) Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this ADR, by reason of any provision of any present or future law or regulation of the United States, The Republic of France or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Statuts of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Statuts of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs or
(v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement or this ADR.

            (19) Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Deposit Agreement or this ADR to any Holder(s) or Beneficial Owner(s), except that the Company and Depositary agree to perform their respective obligations specifically set forth in the Deposit Agreement and this ADR without negligence or bad faith. The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.

            (20) Resignation and Removal of the Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use commercially reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADRs and such other information relating to ADRs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

            (21) Amendment/Supplement. Subject to the terms and conditions of this paragraph 21, the Deposit Agreement and applicable law, this ADR and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADRs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADRs. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and this ADR as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADR and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

            (22) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by providing notice of such termination to the Holders of all ADRs then outstanding at least thirty
(30) days prior to the date fixed in such notice for such termination. If ninety
(90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by providing notice of such termination to the Holders of all ADRs then outstanding at least thirty (30) days prior to the date fixed for such termination. The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the "Termination Date". Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement. If any ADRs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell securities and other property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any securities or other property, in exchange for ADRs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in the Deposit Agreement and the form of ADR), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement. At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and shall hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in the Deposit Agreement and the form of
ADR), and (ii) as may be required at law in connection with the termination of the Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.5, 5.6 and 7.6 of the Deposit Agreement. The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADRs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement.

            (23) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this ADR or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time.

            (24) Certain Rights of the Pre-Release Transactions. Subject to the further terms and provisions of this paragraph (24), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 of the Deposit Agreement (each such transaction, a "Pre-Release Transaction"), and (ii) deliver Shares only upon the receipt of ADSs for cancellation and withdrawal of Deposited Securities pursuant to Section 2.8 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received. The Depositary may receive ADSs in lieu of Shares under (i) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares in its records and to hold such Shares in trust for the Depositary until such Shares are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate,
(b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADR and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.

Dated:                              Name: ______________________________________
                                          By:
                                          Title:

                                    NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                    If the endorsement be executed by an
                                    attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.

__________________________
SIGNATURE GUARANTEED

                                    All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

                                    EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

(I)   Depositary Fees

            The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:


-----------------------------------------------------------------------------------------------------------------
             Service                                  Rate                              By Whom Paid
-----------------------------------------------------------------------------------------------------------------
(1)   Issuance of ADSs upon deposit  Up to $5.00 per 100 ADSs (or            Person for whom deposits are made
      of Shares (excluding           fraction thereof) issued.               or person receiving ADSs.
      issuances contemplated by
      paragraphs (3)(b) and (5)
      below).
-----------------------------------------------------------------------------------------------------------------
(2)   Delivery of Deposited          Up to $5.00 per 100 ADSs (or            Person surrendering ADSs for
      Securities, property and       fraction thereof) surrendered.          making withdrawal.
      cash against surrender of
      ADSs.
-----------------------------------------------------------------------------------------------------------------
(3)   Distribution of (a) cash       Up to $2.00 per 100 ADSs (or            Person to whom distribution is made.
      dividend or (b) ADSs           fraction thereof) held [, in each
      pursuant to stock dividends    case as to be agreed upon by the
      (or other free distribution    Company and the Depositary at the
      of stock).                     time of distribution.  Notice of
                                     the actual fees payable upon the
                                     distribution of (a) cash dividends, or
                                     (b) ADSs pursuant to stock dividends
                                     (or other free distribution of stock)
                                     will be given to the Holders upon the
                                     terms of the Deposit Agreement].
-----------------------------------------------------------------------------------------------------------------
(4)   Distribution of cash proceeds  Up to $2.00 per 100 ADSs (or            Person to whom distribution is made.
      (i.e., upon sale of rights     fraction thereof) held.
      and other entitlements).
-----------------------------------------------------------------------------------------------------------------
(5)   Distribution of ADSs pursuant  Up to $5.00 per 100 ADSs (or            Person to whom distribution is made.
      to exercise of rights to       fraction thereof) issued.
      purchase additional ADSs.
-----------------------------------------------------------------------------------------------------------------

(II)  Charges

            Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary, in connection with delivery of Deposited Securities.

                                    EXHIBIT C
                     NOTICE OF DELISTING AND DEREGISTRATION

To the Holders and Beneficial Owners of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") and representing the Deposited Securities of the Company

------------------------------------------------------------------------------------------------------------------------
Company:                                                     Suez, a company organized and existing under the laws the
                                                             Republic of France.
------------------------------------------------------------------------------------------------------------------------
Depositary:                                                  Citibank, N.A.
------------------------------------------------------------------------------------------------------------------------
Custodian:                                                   CACEIS Banque.
------------------------------------------------------------------------------------------------------------------------
Deposited Securities:                                        Ordinary shares, nominal value (euro)2 per share, of the
                                                             Company ("Shares").
------------------------------------------------------------------------------------------------------------------------
ADS CUSIP No.:                                               864586100.
------------------------------------------------------------------------------------------------------------------------
OTC Symbol:                                                  SZEZY.
------------------------------------------------------------------------------------------------------------------------
Shares to ADS Ratio:                                         1 Share to 1 ADSs.
------------------------------------------------------------------------------------------------------------------------
Deposit Agreement:                                           Deposit Agreement, dated as of September 4, 2001, as
                                                             amended by Letter Agreement, dated as of November 15, 2006 hereof (as so amended, the "Deposit Agreement"), by and
                                                             among the Company, the Depositary and the Holders (as
                                                             defined in the Deposit Agreement) and Beneficial Owners of
                                                             ADSs evidenced by ADRs issued thereunder.
------------------------------------------------------------------------------------------------------------------------
Effective Date:                                              [September ___, 2007.]
------------------------------------------------------------------------------------------------------------------------

Suez has informed the Depositary that it will file a Form 25 with the Securities and Exchange Commission (the "SEC") on September 10, 2007 to de-list its American Depositary Shares ("ADSs") from the New York Stock Exchange, Inc. (the "NYSE"), effective September 20, 2007 (the "Effective Date"). After the Effective Date, Suez will no longer list its ADSs evidenced by American Depositary Receipts ("ADRs") on the NYSE. Suez's ADR program will become a "Level 1" program and it is expected that the ADSs will trade in the over-the-counter market.

The Company will file a Form 15F with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The filing of Form 15F suspends the Company's obligations to file with the SEC reports pursuant to the Exchange Act. Absent an objection from the SEC, the deregistration of the Company's securities and the termination of the Company's obligations under the Exchange Act will only become effective upon the expiration of 90 days, or such shorter period as the SEC may determine, after the Company filed its Form 15F. A copy of the Company's Form 15F will be available from the SEC's website at www.sec.gov.

The Company and the Depositary have agreed to amend the Deposit Agreement to reflect the application by the Company to de-register its securities and terminate its reporting obligations under the Exchange Act. A draft copy of the amendment to the Deposit Agreement will be filed with the SEC under cover of Post Effective Amendment No. 2 to Registration Statement on Form F-6 (Registration No. 333-13866) (the "Post-Effective Amendment to F-6 Registration Statement"). The Post-Effective Amendment to F-6 Registration Statement will become effective immediately upon the filing of such Post Effective Amendment to F-6 Registration Statement with the SEC (the "Effective Date"). As of the Effective Date, the Deposit Agreement and all ADRs have been amended to reflect, inter alia, the application by the Company to de-register its securities, and to terminate its reporting obligations, under the Exchange Act.

As contemplated by the Deposit Agreement, the Company and the Depositary have agreed that the Depositary fees payable by Holders upon distribution of cash or stock dividends will not exceed US$2.00 per 100 ADSs held (or fraction thereof).

By continuing to hold any outstanding ADS issued under the Deposit Agreement after the Effective Date, you will be deemed to have agreed to be bound by the terms of the Deposit Agreement as amended by the Amendment. The Depositary shall arrange to have new ADRs printed that reflect the changes effected by the Amendment. However, ADRs issued prior to the Effective Date do not need to be surrendered for exchange.

Copies of the Deposit Agreement and the form of Amendment are available from the SEC's website at www.sec.gov and from the Depositary's office located at 388 Greenwich Street, New York, New York 10013. If you have any questions regarding the Amendment, please call Citibank, N.A. -- ADS Holder Services at 1-877-248-4237.

                                                   Citibank, N.A., as Depositary

September ____, 2007


                                       2